ARTICLES OF INCORPORATION

                                    OF

                      VENTURE PACKAGING MIDWEST, INC.

          The undersigned, desiring to form a corporation for profit (the

"Corporation") in accordance with Chapter 1701 of the OHIO REVISED CODE, as amended (the "ORC"), hereby states as follows:


          1. NAME.  The name of the Corporation is Venture Packaging
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Midwest, Inc.


          2. PRINCIPAL OFFICE.     The place in the State of Ohio where the
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principal office of the Corporation is to be located is Monroeville, Huron

County, Ohio.


          3. PURPOSE.     The purpose for which the Corporation is formed
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is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the ORC.


          4. AUTHORIZED SHARES.     The number of shares that the
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Corporation is authorized to have outstanding is Eight Hundred Fifty (850),

all of which shall be shares of Common Stock, without par value.


          5. PREEMPTIVE RIGHTS.     No holder of shares of the Corporation
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shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class whether now or hereafter authorized.


          IN WITNESS WHEREOF, the undersigned has set his hand this 9th day of August, 1995.




                                   ____________________________________
                                   Timothy J. Rathbun, Incorporator


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